Exhibit 1.1

Catalent, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

[            ], 2015

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As representatives of the several Underwriters

named in Schedule I-B hereto,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Catalent, Inc., a Delaware corporation (the “Company”), and the selling stockholders identified in the signature pages hereto (the “Selling Stockholders”), confirm their agreement with you, with respect to the sale by the Selling Stockholders to the Underwriters named in Schedule I-B hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), of an aggregate of [23,000,000] shares of common stock, par value $0.01 per share (the “Stock”), of the Company. The aggregate of [20,000,000] shares of Stock to be sold by the Selling Stockholders are herein called the “Firm Shares” and the aggregate of up to [3,000,000] additional shares of Stock to be sold by the Selling Stockholders are herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S–1 (File No. 333-202189) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and to you for each of the other Underwriters, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the preliminary prospectus contained in the Registration Statement filed with the Commission on [            ], 2015 and used by the Company in connection with the roadshow, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is [        ] [p.m.]/[a.m.] (Eastern time) on [            ], 2015; the Pricing Prospectus, as supplemented by the information listed on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to (x) own its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus and (y) enter into and perform its obligations under this Agreement; and (ii) the Company is duly qualified to do business as a foreign corporation, and, if applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Company’s subsidiaries taken as a whole (“Material Adverse Effect”);

(f) Schedule III to this Agreement includes a true and complete list of each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or formation of such Subsidiary; each Subsidiary of the Company has been duly incorporated or organized and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (organizational or otherwise) to own its properties and conduct its business as described in the Pricing Disclosure Package; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity, as the case may be, and, if applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected have a Material Adverse Effect;

(g) Except as disclosed in the Pricing Disclosure Package, since the date of the latest financial statements included in the Pricing Disclosure Package and Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package, since the date of the latest financial statements included in the Pricing Disclosure Package and Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(h) Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them; and except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and the Company’s subsidiaries hold any leased real or personal property material to the Company and the Company’s subsidiaries, considered as one enterprise, under valid and enforceable leases except as would not reasonably be expected to have a Material Adverse Effect;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock contained in each of the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock, limited liability company or other membership interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus;

(j) [reserved];

(k) The execution, delivery and performance of this Agreement, the sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties (assuming the accuracy of, and the Underwriters’ compliance with, the representations, warranties and agreements of the Underwriters herein, and the compliance by the holders of the Stock with the offering and transfer restrictions set forth in the Pricing Prospectus), (ii) any agreement or instrument to which the Company is a party or by which it is bound or to which any of the properties of the Company is subject, or (iii) the charter or by-laws of the Company, except in the case of clauses (i) and (ii) above, for such breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, (ii) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (iii) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iv) as shall have been obtained or made prior to each Time of Delivery, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the sale of the Shares or the consummation of the transactions contemplated by this Agreement;

(l) None of the Company or any of the Company’s Subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or any of the Company’s subsidiaries, taken as a whole, to which the Company or any of the Company’s subsidiaries is a party or by which the Company or any of the Company’s subsidiaries or their respective property is bound, except in the case of clauses (i) (other than with respect to the Company) and (ii) above, for such defaults that would not reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, constitute an accurate summary of the terms of such Stock in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there are no material legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of the Company’s Subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of the Company’s Subsidiaries that are required under the Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus;

(o) The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(p) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(q) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system;

(t) This Agreement has been duly authorized, executed and delivered by the Company;

(u) The historical financial statements (including the related notes) included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and the entities covered thereby as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis;

(v) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(w) There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(x) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, none of the Company or any of the Company’s subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and the Company is not aware of any pending investigation which might lead to such a claim that would be reasonably be expected to have a Material Adverse Effect;

(y) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement;

(z) Except as otherwise disclosed in the Pricing Disclosure Package, the Company and the Company’s subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such rights would not reasonably be expected to have a Material Adverse Effect, and (ii) have not received from any third parties any written notice of infringement of or conflict with asserted rights of such parties with respect to any intellectual property rights that, if determined adversely to the Company or any of the Company’s subsidiaries, would reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

(aa) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan , no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(bb) No labor dispute with the employees of the Company or any of the Company’s Subsidiaries exists or, to the knowledge of the Company, is imminent that in either case would reasonably be expected to have a Material Adverse Effect;

(cc) The Company and the Company’s subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect, and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Company’s subsidiaries, would reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

(dd) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

(ee) The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(ff) Neither the Company nor any of its subsidiaries (after each such entity became a subsidiary of the Company) nor any director or executive officer of the Company or its subsidiaries, nor, to the Company’s knowledge, any employee, agent, representative of the Company or of any of its subsidiaries, or any Affiliate of the Company over which it exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended. The Company and its subsidiaries (after each such entity became a subsidiary of the Company) and, to the knowledge of the Company, any Affiliate of the Company over which it exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with such anti-bribery and anti-corruption laws and with the representation and warranty contained herein;

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(hh) (i) Neither the Company nor any of its subsidiaries, nor any director or executive officer thereof, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries, or any Affiliate of the Company over which it exercises control within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and (ii) to the knowledge of the Company, after due and reasonable inquiry, for the past three years, the Company and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or with any Sanctioned Country, that at the time of the dealing or transaction is or was the subject or target of Sanctions;

(ii) None of the Company or any of the Company’s subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(jj) Except (i) for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) as disclosed in the Pricing Disclosure Package and the Prospectus, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP, and

(y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company or any of the Company’s subsidiaries; and

(kk) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ll) The Stock is listed on the New York Stock Exchange.

2. Each Selling Stockholder, severally and not jointly, represents and warrants to the Company and to each Underwriter, and agrees with each Underwriter, that:

(a) Such Selling Stockholder has and at the Time of Delivery, will have, valid title to, or a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code (“UCC”)) to the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Shares, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered at the Time of Delivery to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such securities entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC is a “clearing corporation,” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC;

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Seller Stockholder;

(c) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws or other laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals as have been obtained;

(e) Neither the sale of the Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law applicable to such Selling Stockholder; or (ii) the charter or by-laws of such Selling Stockholder (or its partnership agreement or similar organizational document in the case of limited partnerships or its limited liability company agreement or similar organizational documents in the case of limited liability companies); or (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound; or (iv) any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except in the case of clauses (i), (iii) and (iv) above for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to perform its obligation under this Agreement; and

(f) With respect to such Selling Stockholder, (i) on the effective date of the Registration Statement and at the Applicable Time, the Information Regarding Such Selling Stockholder (as defined below) contained in the Registration Statement, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the date of any filing pursuant to Rule 424(b) and at the Time of Delivery and on any settlement date, the Information Regarding Such Selling Stockholder contained in the Prospectus will not contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Information Regarding Such Selling Stockholder contained in the Disclosure Package does not and will not contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited solely to the Information Regarding Such Selling Stockholder. The Underwriters, the Company and the Selling Stockholders agree that the “Information Regarding Such Selling Stockholder” consists solely of (A) the legal name and address of such Selling Stockholder and (B) the number of shares of common stock owned by such Selling Stockholder before and after the offering (excluding percentages) in each case as such information with respect to such Selling Stockholder appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in each of the General Disclosure Package and the Prospectus; and it being further understood and agreed that Information Regarding Such Selling Stockholder consists only of information furnished by or on behalf of such Selling Stockholder.

3. Subject to the terms and conditions herein set forth, (a) each Selling Stockholder agrees, severally and not jointly, to sell at a purchase price per share of $[        ] (the “Share Price”), that proportion of the number of Firm Shares set forth in Schedule I-A opposite the name of such Selling Stockholder to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of the Share Price, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I-B hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell at a purchase price per share of the share price, that number of Optional Shares indicated in Schedule I-A opposite the name of such Selling Stockholder to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price per share of the Share Price, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I-B hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule I-A hereto, severally and not jointly, hereby grant to the Underwriters the right to purchase at their election up to [3,000,000] Optional Shares, at the Share Price, for the sole purpose of covering sales of shares of Stock in excess of the number of Firm Shares; provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account or accounts specified by each of the Selling Stockholders to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [            ], 2015 or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(l) hereof will be delivered at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. (a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to register or qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(iii) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan), including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (w) the Shares to be sold hereunder, (x) the Shares or any such substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this Agreement (including, for the avoidance of doubt, the 2014 Omnibus Incentive Plan and any long-term incentive awards disclosed in the Pricing Disclosure Package), (y) the Shares or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and (z) the issuance of up to 5% of the outstanding shares of Stock or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the Company Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Company Lock-Up Period, then in each case the Company Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; in the event of any announcement that gives rise to an extension of the Company Lock-Up Period, the Company will provide the Representatives with prior notice of such announcement;

(vi) [reserved]

(vii) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(viii) To use its best efforts to maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”); and

(ix) If the Selling Stockholders elect to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

(b) Each of the Selling Stockholders agrees, severally and not jointly, with each of the Underwriters:

(i) Prior to the Applicable Time, such Selling Stockholder shall have furnished to the Representatives a letter substantially in the form of Annex I hereto addressed to the Representatives;

(ii) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(iii) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of any change in the Information Regarding Such Selling Stockholder included in the Registration Statement, the Prospectus, any Preliminary Prospectus or any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act (each, a “Free Writing Prospectus”) or any amendment or supplement thereto;

(iv) Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, unless it obtains the prior written consent of the Company and the Representatives, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares;

(v) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof); and

(vi) Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7. (a) The Company represents and agrees that, and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus; any such Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

8. The Company covenants and agrees with the several Underwriters that:

(a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof; (iv) all fees and expenses in connection with listing or maintaining the listing of the Shares on the Exchange; (v) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares and (vi) the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $50,000 in connection with the review by FINRA and the qualification of the Shares for offering and sale under state securities laws and in connection with any Blue Sky survey;

(b) the Company will pay or cause to be paid (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost). Except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make; and

(c) the Company will pay all expenses incident to the performance of the respective Selling Stockholders’ obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Shares to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of the respective counsel of the Selling Stockholders and other advisors.

9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Company and each of the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c) (i) Simpson Thacher & Bartlett LLP, counsel for the Company and Blackstone Healthcare Partners L.L.C. shall have furnished to you its written opinion and negative assurance letter and (ii) each of Latham & Watkins LLP, counsel for Genstar Phoenix Holdings, LLC, and McDermott Will & Emery LLP, counsel for Aisling Capital II, LP, shall have furnished to you their written opinions, each dated such Time of Delivery, in form and substance satisfactory to you;

(d) Steven Fasman, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) Except as disclosed in the Pricing Disclosure Package, since the date of the latest financial statements included in the Pricing Disclosure Package and Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole, and the effect of which, in any such case described in this Section 10(f), is in the judgment of the Representatives (other than a defaulting Underwriter under Section 11 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 11 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto;

(k) The Company shall have complied with the provisions of Section 6(a)(iii) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 9 and the Company shall have furnished such other certificates and documents as you may reasonably request; and

(m) The Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Selling Stockholders, satisfactory to you as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of such Time of Delivery and as to the performance by the Selling Stockholders of all of their obligations hereunder to be performed at or prior to such Time of Delivery.

10. (a) The Company will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (which, for the avoidance of doubt, shall include any roadshow or investor presentations made to investors by the Company (whether in person or electronically)), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Information Regarding Such Selling Stockholder; and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that a Selling Stockholder shall only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Information Regarding Such Selling Stockholder; provided further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder.

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act, and each Selling Stockholder, its affiliates, directors, officers and employees and each person, if any, who controls any Selling Stockholder within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act, or such Selling Stockholder, its affiliates, directors, officers and employees and each person, if any, who controls any Selling Stockholder within the meaning of the Act or the Exchange Act, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or Selling Stockholder by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act, and each Selling Stockholder, its affiliates, directors, officers and employees and each person, if any, who controls any Selling Stockholder within the meaning of the Act or the Exchange Act, for any legal or other expenses reasonably incurred by the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act or the Exchange Act or such Selling Stockholder, its affiliates, directors, officers and employees and each person, if any, who controls any Selling Stockholder within the meaning of the Act or the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or such actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriters’ discounts and commissions, but before deducting expenses) from the offering received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Underwriters and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending such action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute pursuant to this subsection (e), (1) unless such Selling Stockholder would have had indemnification obligations pursuant to subsection (b) above or (2) any amount in excess of the amount by which such Selling Stockholder’s total net proceeds from the offering (net of underwriters’ discounts and commissions, but before deducting expenses) received by it from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint and each Selling Stockholder’s obligations in this subsection (e) to contribute are several in proportion to the proceeds received by such Selling Stockholder from the Underwriters in this offering and not joint.

(f) The obligations of the Company and the Selling Stockholder under this Section 10 shall be in addition to any liability which the Company or the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act, and to each Selling Stockholder and to each person, if any, who controls the Selling Stockholders within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. If a Selling Stockholder shall fail at a Time of Delivery, to sell and deliver the number of Shares which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule I-A hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 8, 10, 20, and 21 shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 12 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Stockholder as referred to in this Section, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

13. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and delivery of and payment for the Shares.

14. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company and the Selling Stockholders shall not then be under any liability to any Underwriter except as provided in Section 8 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Selling Stockholders will reimburse the Underwriters through you for all of their out-of-pocket expenses approved in writing by you, including, fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk with a copy to the Legal Department and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Sri Kosaraju, fax: (415) 948-2107; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Steven Fasman, Senior Vice President and General Counsel and Secretary; and if to any of the parties that has delivered a lock-up letter described in Section 6(a) hereof shall be delivered or sent by mail to the respective address provided in Schedule IV hereto or such other address as such party provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided further that notices under Section 6(a)(v) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk with a copy to the Legal Department and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Sri Kosaraju, fax: (415) 948-2107. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement shall be binding upon, and each inure solely to the benefit of the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, or any Selling Shareholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business. Except as otherwise set forth herein, specified times of day refer to New York City time.

18. The Company, and each Selling Stockholder, acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not an agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders (including the Selling Stockholders), creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Selling Stockholders or the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Stockholders and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company and the Selling Stockholders have consulted their own respective legal, accounting, regulatory and tax advisors to the extent each deemed appropriate.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and the Selling Stockholders agree that any legal suit, action or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholders agree to submit to the jurisdiction of, and to venue in, such courts.

21. The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

CATALENT, INC.

By:
Name:
Title:

Signature Page to

Underwriting Agreement

Very truly yours,

BLACKSTONE HEALTHCARE PARTNERS L.L.C.

By:
Name:
Title:

GENSTAR PHOENIX HOLDINGS, LLC

By:
Name:
Title:

AISLING CAPITAL II, LP

By:
Name:
Title:

Signature Page to

Underwriting Agreement

Accepted as of the date hereof
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

On behalf of each of the Underwriters

Signature Page to

Underwriting Agreement

SCHEDULE I-A

Selling Stockholder	Total Number of Firm Shares to be Sold		Number of Optional Shares to be Sold if Maximum Option Exercised
Blackstone Healthcare Partners L.L.C.	[	]	[	]
Genstar Phoenix Holdings, LLC	[	]	[	]
Aisling Capital II, LP	[	]	[	]
Total	[	]	[	]

SCHEDULE I-B

Underwriter	Total Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	[	]	[	]
J.P. Morgan Securities LLC	[	]	[	]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[	]	[	]
Goldman, Sachs & Co.	[	]	[	]
Jefferies LLC	[	]	[	]
Deutsche Bank Securities Inc.	[	]	[	]
Blackstone Advisory Partners LP	[	]	[	]
Piper Jaffray & Co.	[	]	[	]
Raymond James & Associates, Inc.	[	]	[	]
Wells Fargo Securities, LLC	[	]	[	]
William Blair & Company, L.L.C.	[	]	[	]
Evercore Group L.L.C.	[	]	[	]
Total	[	]	[	]

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The offering price per share for the Shares is $[        ].

The number of Shares purchased by the Underwriters from the Selling Stockholders is [                ].

SCHEDULE III

Significant Subsidiaries

Catalent Germany Holding II GmbH

Catalent Germany Holding III GmbH

Catalent Germany Schorndorf GmbH

Catalent Pharma Solutions Limited

Catalent U.K. Swindon Zydis Limited

Catalent U.K. Packaging Limited

Catalent CTS (Edinburgh) Limited

Catalent CTS UK Holding Limited

Catalent France Beinheim S.A.

Catalent Pharma Solutions GmbH

Catalent Belgium S.A.

Catalent Italy S.p.A.

Catalent Australia Pty Ltd

Catalent Japan K.K.

Catalent Argentina S.A.I.C.

Catalent Pharma Solutions, Inc

Catalent Pharma Solutions, LLC

Catalent CTS (Kansas City), LLC

Catalent USA Packaging, LLC

R.P. Scherer Technologies, LLC

Catalent USA Woodstock, Inc.

Catalent US Holding II, LLC

Catalent US Holding I, LLC

SCHEDULE IV

Name of Signatory	Address

Aisling Capital II, LP	Aisling Capital LLC, 888 Seventh Avenue, 30th Floor, New York, NY 10106

Aris Gennadios	14 Schoolhouse Road, Somerset, New Jersey, 08873

Barry Littlejohns	14 Schoolhouse Road, Somerset, New Jersey, 08873

Blackstone Healthcare Partners L.L.C.	The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154

Bruce McEvoy	c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154

Chinh Chu	c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154

Genstar Phoenix Holdings, LLC	Genstar Capital LLC, Four Embarcadero Center, San Francisco, CA 94111

Jack Stahl	14 Schoolhouse Road, Somerset, New Jersey, 08873

James Quella	c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154

John Chiminski	14 Schoolhouse Road, Somerset, New Jersey, 08873

Lance Miyamoto	14 Schoolhouse Road, Somerset, New Jersey, 08873

Matthew Walsh	14 Schoolhouse Road, Somerset, New Jersey, 08873

Melvin Booth	14 Schoolhouse Road, Somerset, New Jersey, 08873

Steven Fasman	14 Schoolhouse Road, Somerset, New Jersey, 08873

Rolf Classon	14 Schoolhouse Road, Somerset, New Jersey, 08873

Scott Houlton	14 Schoolhouse Road, Somerset, New Jersey, 08873

Sharon Johnson	14 Schoolhouse Road, Somerset, New Jersey, 08873

Stephen Leonard	14 Schoolhouse Road, Somerset, New Jersey, 08873

William Downie	14 Schoolhouse Road, Somerset, New Jersey, 08873

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

Catalent, Inc.

Lock-Up Agreement

            , 2015

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As representatives of the several Underwriters (as defined below)

Re:	Catalent, Inc.- Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I-B to such agreement (collectively, the “Underwriters”), with Catalent, Inc., a Delaware corporation (the “Company”), and the selling stockholders (the “Selling Stockholders”), providing for a public offering (the “Offering”) of shares of Common Stock, par value $0.01 (the “Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of the Representatives waives, in writing, such extension.

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If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in Section 6(f) of the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed in Section 6(e) of the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the third paragraph hereof to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date hereof to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as it may have been extended pursuant to the third paragraph hereof) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) by will or intestacy, (ii) as a bona fide gift or gifts, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order of a court or regulatory agency, (ix) from an executive officer to the Company or its parent entities upon death, disability or termination of employment, in each case, of such executive officer, (x) in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering provided that in the case of this clause (x) no public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended) reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof, (xi) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Stock granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package, where any shares of Stock received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package, in each case on a “cashless” or “net exercise” basis, where any shares of Stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, (xii) transfers from the undersigned to the undersigned’s general partner, to certain officers of the general partner in connection with such officers’ donation to charitable organizations, family foundations or donor-advised funds at sponsoring organizations, provided that the aggregate number of Shares donated by such officers pursuant to this clause (xii), together with the aggregate number of Shares donated pursuant to any similar clauses in any other lock-up agreements entered into by affiliates of the undersigned in connection with the public offering of the Shares, shall not exceed 250,000 shares of Stock and/or (xiii) with the prior written consent of the Representatives; provided that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) and clauses (ix) and (xii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) and clause (xi), if any public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended) reporting a reduction in

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beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof (a) the undersigned shall provide the Representatives prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein.

In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that no transfers occur under such plan during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time, except that executive officers of the Company, other than the chief executive officer, may transfer or sell shares pursuant to trading plans that are entered into prior to the Offering.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) prior to the execution of the Underwriting Agreement, the Company notifies the Representatives that it does not intend to proceed with the Offering, or (iv) the underwriting agreement for the Offering is not executed by March 16, 2015, the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

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Very truly yours,

Exact Name of Stockholder, Director or Officer

Authorized Signature

Title

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